ITEM 77Q1(a)


An Amendment, dated November 14, 2008, to the Amended and Restated Declaration of Trust of MFS Series
Trust IX, dated  December 16, 2004, is contained in  Post Effective  Amendment
 No. 68 to the  Registration
Statement for MFS Series Trust IX (File Nos. 2 50409 and 811 2464), as filed with the Securities and
Exchange  Commission  via EDGAR on February 26,  2009,  under Rule 485 under the  Securities  Act of 1933.
Such document is incorporated herein by reference.